Exhibit 21.1

Subsidiaries of Blue Gold Limited

Name	Jurisdiction of Organization

[Blue Merger Sub][1]	Cayman Islands

1.	To be formed prior to the completion of the transactions contemplated by the Business Combination Agreement.